Exhibit 23.2
Behre Dolbear
BEHRE DOLBEAR & COMPANY (USA), INC.
founded 1911 MINERALS INDUSTRY CONSULTANTS
21 February 2007
Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102
Re: Consent for Reference in Form 10-K Filing
Gentlemen:
Behre Dolbear & Company (USA), Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company’s filing of its Form 10-K with the U.S. Securities and Exchange Commission. Please contact us if you require further assistance.
Sincerely,
Behre Dolbear & Company (USA), Inc.
/s/ Donald K. Cooper
Donald K. Cooper
President